UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 8, 2016

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2016, we issued a press release announcing our results of operations for the third quarter ended September 30, 2016. A copy of this press release as well as a copy of our supplemental information package are available on our website and are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. The information in this Item 2.02 as well as the attached Exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

We will host a webcast and conference call at 10:00 a.m. Eastern Standard time on November 8, 2016, to review our third quarter 2016 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of our website.  A replay of the conference call will be available through November 22, 2016, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13647924. Please note that the full text of the press release and supplemental information package are available through our website at ir.easterlyreit.com. The information contained on our website is not incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated November 8, 2016

99.2	Easterly Government Properties, Inc. Supplemental Information Package for the quarter ended September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: November 8, 2016